EXHIBIT 10

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   SCHEDULE 13D


                    Under the Securities Exchange Act of 1934*

                         Silver King Communications, Inc.
         ______________________________________________________________
                                 (Name of Issuer)

                     Common Stock, par value $.01 per share
         ______________________________________________________________
                          (Title of Class of Securities)

                                    827740101
         ______________________________________________________________
                                  (CUSIP Number)

         Stephen M. Brett, Esq.             Pamela S. Seymon, Esq.
         Senior Vice President              Wachtell, Lipton, Rosen & Katz
          and General Counsel               51 West 52nd Street
         Tele-Communications, Inc.          New York, New York  10019
         5619 DTC Parkway                   (212) 403-1000
         Englewood, CO  80111
         (303) 267-5500
         ______________________________________________________________
              (Name, Address and Telephone Number of Person Authorized
                       to Receive Notices and Communications)

                                 November 27, 1995
         ______________________________________________________________
              (Date of Event which Requires Filing of this Statement)

         If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this
         Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

         *The remainder of this cover page should be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

         Check the following box if a fee is being paid with this statement [ ]. (A fee is not required only if the reporting


                                 Page 1 of 16 pages







         person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of less than five percent of such class. See Rule 13d-7.)

         Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

         The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

         Note: This Statement constitutes Amendment No. 1 of a Report on Schedule 13D of each of Barry Diller and the Reporting Group and Amendment No. 3 of a Report on Schedule 13D of Tele-Communications, Inc.































                                Page 2 of 16 pages







         CUSIP No. 827740101
         ______________________________________________________________
              (1)  Names of Reporting Persons S.S. or I.R.S.
                   Identification Nos. of Above Persons

                   Tele-Communications, Inc.
                   84-1260157
         ______________________________________________________________
              (2)  Check the Appropriate Box if a Member of a Group
                                                             (a)    [X]
                                                             (b)    [ ]
         ______________________________________________________________
              (3)  SEC Use Only
         ______________________________________________________________
              (4)  Source of Funds

                                  OO
         ______________________________________________________________
              (5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
                                                             [  ]
         ______________________________________________________________
              (6)  Citizenship or Place of Organization

                   Delaware
         ______________________________________________________________
         Number of      (7)  Sole Voting Power         0 shares
         Shares Bene-        ___________________________________________
         ficially       (8)  Shared Voting Power       13,441,054 shares
         Owned by            ___________________________________________
         Each Report-   (9)  Sole Dispositive Power    0 shares
         ing Person          ___________________________________________
         With          (10)  Shared Dispositive Power  13,441,054 shares
         _______________________________________________________________
              (11)  Aggregate Amount Beneficially Owned by Each
                    Reporting Person

                   13,441,054 shares
         _______________________________________________________________
              (12)  Check if the Aggregate Amount in Row (11) Excludes
                    Certain Shares      [X]
                   Excludes options to purchase 625,000 shares of Common Stock granted to Mr. Diller on November 27, 1995, which are subject to consummation of the transactions, and options to purchase 1,895,847




                                Page 3 of 16 pages







                   shares of Common Stock granted on August 24, 1995, none of which are currently vested or exercisable and none of which will become exercisable within 60 days. See Item 6.
         _______________________________________________________________
              (13) Percent of Class Represented by Amount in Row (11)

                                  66%

                   Because each share of Class B Stock generally is entitled to ten votes per share while the Common Stock is entitled to one vote per share, the Reporting Persons may be deemed to beneficially own equity securities of the Company representing approximately 89% of the voting power of the Company.
         _______________________________________________________________
              (14) Type of Reporting Person (See Instructions)

                                  CO

































                                Page 4 of 16 pages







         CUSIP No. 827740101
         _______________________________________________________________
              (1)  Names of Reporting Persons S.S. or I.R.S.
                   Identification Nos. of Above Persons

                   Barry Diller
         ______________________________________________________________
              (2)  Check the Appropriate Box if a Member of a Group
                                                           (a) [X]
                                                           (b) [ ]
         ______________________________________________________________
              (3)  SEC Use Only
         ______________________________________________________________
              (4)  Source of Funds

         ______________________________________________________________
              (5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
                                            [  ]
         ______________________________________________________________
              (6)  Citizenship or Place of Organization

                   United States
         ______________________________________________________________
         Number of      (7)  Sole Voting Power        0 shares
         Shares Bene-        __________________________________________
         ficially       (8)  Shared Voting Power      13,441,054 shares
         Owned by            __________________________________________
         Each Report-   (9)  Sole Dispositive Power   0 shares
         ing Person          __________________________________________
         With          (10)  Shared Dispositive Power 13,441,054 shares
         ______________________________________________________________
              (11) Aggregate Amount Beneficially Owned by Each
                   Reporting Person

                   13,441,054 shares
         ______________________________________________________________
              (12) Check if the Aggregate Amount in Row (11) Excludes
                   Certain Shares       [X]
                   Excludes options to purchase 625,000 shares of Common Stock granted to Mr. Diller on November 27, 1995, which are subject to consummation of the transactions, and options to purchase 1,895,847 shares of Common Stock granted on August 24, 2995, none of which are currently vested or exercisable and none of which will become exercisable within 60 days. See Item 6.



                                Page 5 of 16 pages







         _______________________________________________________________
              (13) Percent of Class Represented by Amount in Row (11)

                                  66%
                   Because each share of Class B Stock generally is entitled to ten votes per share while the Common Stock is entitled to one vote per share, the Reporting Persons may be deemed to beneficially own equity securities of the Company representing approximately 89% of the voting power of the Company.
         _______________________________________________________________
              (14) Type of Reporting Person (See Instructions)

                                  IN






































                                Page 6 of 16 pages







                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   Amendment to
                                   SCHEDULE 13D

                                  Statement Of

                            TELE-COMMUNICATIONS, INC.
                                       and
                                   BARRY DILLER

                         Pursuant to Section 13(d) of the
                         Securities Exchange Act of 1934

                                  in respect of

                         SILVER KING COMMUNICATIONS, INC.


                   This Report on Schedule 13D (the "Schedule 13D") relates to the common stock, par value $.01 per share (the "Common Stock"), of Silver King Communications, Inc., a Delaware corporation (the "Company"). The Report on Schedule 13D originally filed by Tele-Communications, Inc., a Delaware corporation ("TCI"), on August 15, 1994, as amended by Amendment No. 1 and Amendment No. 2 thereto (collectively, the "TCI Schedule 13D"), is hereby amended and supplemented to include the information contained herein, and this Report constitutes Amendment No. 3 to the TCI Schedule 13D. In addition, the Report on Schedule 13D originally filed by each of Mr. Barry Diller (the "Barry Diller Schedule 13D") and the Reporting Group (the "Reporting Group Schedule 13D") on August 29, 1995 is hereby amended and supplemented to include the information contained herein, and this Report constitutes Amendment No. 1 to the Barry Diller Schedule 13D and the Reporting Group Schedule 13D. Barry Diller and TCI (each, a "Reporting Person") constitute a "group" for purposes of Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to their respective beneficial ownership of the Common Stock and are collectively referred to as the "Reporting Group." Capitalized terms not defined herein have the meanings provided in the prior Reports on Schedule 13D referred to in this paragraph.

                   The summary descriptions contained in this Report of certain agreements and documents are qualified in their entirety by reference to the complete texts of such agreements and documents, filed as Exhibits hereto and incorporated herein by reference. Information contained herein with respect to each


                                Page 7 of 16 pages







         Reporting Person and its executive officers, directors and controlling persons is given solely by such Reporting Person, and no other Reporting Person has responsibility for the accuracy or completeness of information supplied by such other Reporting Person.

         Item 3.   Source and Amount of Funds or Other Consideration

                   The information set forth in Item 3 of the TCI
         Schedule 13D, the Barry Diller Schedule 13D and the Reporting Group Schedule 13D is hereby amended and supplemented by adding the following information:

                   The consideration to be paid by the Silver Company to the Company in the Exchange (as defined below) is 17,566,702 shares of common stock (the "HSN Common Stock"), par value $.01 per share, of Home Shopping Network, Inc. ("HSN") for 4,855,436 shares of Common Stock and 20,000,000 shares of Class B common stock, par value $.01 per share, of HSN (the "HSN Class B Stock"), for 6,082,000 shares of Class B Stock, all of which HSN securities (the "TCI HSN Shares") will be acquired by the Silver Company immediately prior to the Exchange (as defined in Item 4 below) in the merger (the "Liberty/Silver Merger") of Liberty HSN, Inc., an indirect wholly-owned subsidiary of TCI, with and into the Silver Company. The shares to be issued by the Company in the Exchange ares sometimes referred to herein as the "Company Exchange Securities". See Item 6.


         Item 4.   Purpose of Transaction

                   The information set forth in Item 4 of the TCI
         Schedule 13D, the Barry Diller Schedule 13D and the Reporting Group Schedule 13D is hereby amended and supplemented by adding the following information:

                   Commencing in August 1995 and from time to time thereafter, Mr. Diller and representatives of TCI have discussed the possible acquisition by the Company of TCI's equity interest in HSN, as well as the possible appointment of Mr. Diller as the Chairman of the Board of HSN. On November 27, 1995, HSN announced that Mr. Diller had been appointed its Chairman of the Board and that Mr. Diller and certain members of his proposed management team had been granted options to purchase shares of HSN Common Stock. In addition, at separate meetings of the Boards of Directors of HSN and the Company held on November 27, 1995, the HSN Board of Directors and the Board of Directors of the Company approved the acquisition by the Company of the TCI HSN Shares in a two step transaction. In the first step, the Silver Company (the entity controlled by


                                Page 8 of 16 pages







         Barry Diller in which Liberty owns a substantial equity stake, in each case, pursuant to the Stockholders Agreement) would acquire TCI's interest in HSN pursuant to an Agreement and Plan of Merger, dated as of November 27, 1995, by and among the Silver Company, Liberty Program Investments, Inc. and Liberty HSN, Inc. (the "Liberty HSN Merger Agreement"). In the second step, the TCI HSN Shares acquired by the Silver Company in the Liberty/Silver Merger would be exchanged for the Company Exchange Securities (the "Exchange") pursuant to an Exchange Agreement, dated as of November 27, 1995, by and between the Company and the Silver Company (the "Exchange Agreement").
         Each of the Liberty HSN Merger Agreement and the Exchange Agreement is filed as an Exhibit hereto and is incorporated herein by reference.

                   In connection with the acquisition of the TCI HSN Shares, the Company and Liberty requested the Board of Directors of HSN to consider the proposed transaction and to approve the acquisition of beneficial ownership of the TCI HSN Shares by the Company, the Silver Company, Mr. Diller and Liberty for purposes of Section 203 of the Delaware General Corporation Law. The Reporting Persons were advised by HSN, prior to there being any agreement, arrangement or understanding relating to the acquisition of the TCI HSN Shares, that the HSN Board of Directors, upon the recommendation of a special committee of the independent directors, had approved such transaction.

                   Separately, on November 27, 1995, the Board of Directors of the Company approved a merger (the "Savoy Merger") of a subsidiary of the Company with and into Savoy Pictures Entertainment, Inc. ("Savoy"), pursuant to an Agreement and Plan of Merger, dated as of November 27, 1995, by and among the Company, a wholly-owned subsidiary of the Company and Savoy, as a result of which Savoy would become a wholly-owned subsidiary of the Company (the "Savoy Merger Agreement"). In connection with the Savoy Merger Agreement, Liberty, Mr. Diller, Arrow Holdings, LLC and the Silver Company entered into a voting agreement, dated as of November 27, 1995 (the "Silver Savoy Voting Agreement"), pursuant to which they agreed, among other things, to vote in favor of certain matters to be submitted to Company stockholders in connection with the Savoy Merger and related transactions. Each of the Savoy Merger Agreement and the Silver Savoy Voting Agreement is filed as an Exhibit hereto and is incorporated herein by reference.

                   In connection with the Savoy Merger and the Exchange, the Board of Directors has approved, and will submit to stockholders of the Company for approval at a special meeting of Company stockholders, among other matters, certain


                                Page 9 of 16 pages







         amendments to the Company's Amended and Restated Certificate of Incorporation (the "Company Charter") to increase the number of authorized shares of Common Stock and Class B Stock and to eliminate the provisions of the Company Charter providing that the holders of the Common Stock and Class B Stock will each vote as separate classes in connection with certain matters specified in the Company Charter at any time that there are at least 2,280,000 shares of Class B Stock outstanding.

                   In connection with the foregoing transactions, Liberty and Mr. Diller entered into an amendment, dated as of November 27, 1995 (the "First Amendment"), to the Stockholders Agreement, filed as an Exhibit hereto and incorporated herein by reference.
         All of the Company Exchange Securities will become subject to the terms of the Stockholders Agreement, as amended by the First Amendment. In addition, Liberty and Mr. Diller have entered into certain letter agreements regarding certain regulatory matters in connection with the formation of the Silver Company, which letter agreements are filed as Exhibits hereto and incorporated herein by reference.

                   See also Item 6 for a description of certain provisions of the First Amendment, the Exchange Agreement and the Liberty HSN Merger Agreement relating to the matters identified in paragraphs (a) through (j) of Item 4 of this Schedule.

                   The foregoing summary descriptions are qualified in their entirety by reference to the Exhibits attached hereto, which are hereby incorporated by reference herein.

         Item 5.   Interest in Securities of the Issuer

                   The information set forth in Item 5 of the TCI
         Schedule 13D, the Barry Diller Schedule 13D and the Reporting Group Schedule 13D is hereby amended and supplemented by adding the following information:

                   Upon consummation of the Liberty/Silver Merger and the Exchange, the Silver Company will own an additional 4,855,436 shares of Common Stock and 6,082,000 shares of Class B Stock, which shares, together with the 503,618 shares of Common Stock and 2,000,000 shares of Class B Stock beneficially owned by Liberty, Mr. Diller and the Silver Company (as previously disclosed in the Schedule 13D), represent approximately 66% of the outstanding Common Stock and Class B Stock, based upon information contained in the Company's annual report on Form 10-K, dated November 22, 1995 and filed with the SEC (the "1995 10-K") and treating as outstanding the shares of


                               Page 10 of 16 pages







         Company stock to be issued in the Exchange (but not the approximately 6,000,000 shares of Common Stock to be issued in the Savoy Merger).

                   Based on information contained in the 1995 10-K, including the shares of Company stock to be issued in the Exchange as outstanding and assuming that the Common Stock and Class B Stock vote together as a single class, TCI, Mr. Diller and the Silver Company collectively beneficially own shares of Common Stock and Class B Stock representing approximately 89% of the voting power of the equity securities of the Company. In the event that the holders of the Common Stock and Class B Stock vote separately, TCI, Mr. Diller and the Silver Company collectively would beneficially own shares of Common Stock representing approximately 45% of the voting power of the outstanding Common Stock. As previously disclosed in the Reporting Group Schedule 13D, upon exercise of the Class B Option, Liberty is entitled to require the holder of the remaining outstanding shares of Class B Stock to convert such shares into a like number of shares of Common Stock.

                   The foregoing amounts do not include the Options or the additional options to acquire up to 625,000 shares of Common Stock (the "Additional Options") at an exercise price of $30.75 per share granted to Mr. Diller on November 27, 1995, which Additional Options are subject to consummation of the Exchange and the Savoy Merger as well as approval by the Company's stockholders. None of the Options or Additional Options is currently vested or currently exercisable or becomes exercisable in the next 60 days.

                   On August 29, 1995, Peter R. Barton, an Executive Vice President of TCI and the President of Liberty, purchased 3,000 shares of Common Stock for $32.50 per share in an open market transaction using personal funds.


         Item 6.   Contracts, Arrangements, Understandings or
                   Relationship with Respect to the Securities of the Issuer

                   The information set forth in Item 6 of the TCI
         Schedule 13D, the Barry Diller Schedule 13D and the Reporting Group Schedule 13D is hereby amended and supplemented by adding the following information, as well as the information set forth in Item 4 above:

                   Pursuant to the First Amendment, Liberty and Mr. Diller have agreed, among other things, to take all actions reasonably necessary, including actions to be taken by Company


                               Page 11 of 16 pages







         stockholders, to approve and consummate the transactions contemplated by the Liberty HSN Merger Agreement, the Exchange Agreement and the Savoy Merger Agreement.

                   Pursuant to the First Amendment, at any time following consummation of the Exchange that Liberty is no longer a subsidiary of TCI (and provided that a Change in Law (as defined in the Stockholders Agreement) has not occurred), but in no event prior to the earliest to occur of (i) the termination of the Savoy Merger Agreement, (ii) the eighteen-month anniversary of the consummation of the Savoy Merger, and
         (iii) the consummation of the sale, transfer or other disposition by the Company of that number of FCC licenses owned or controlled by it that is required pursuant to FCC rules and regulations, or in accordance with any conditions specified in any waiver therefrom, as a result of the Savoy Merger, Liberty may request by written notice to Mr. Diller and the Company that Mr. Diller use all reasonable efforts to take and, subject to any applicable fiduciary duties of Mr. Diller as a director or officer of the Company, use all reasonable efforts to cause the Company to undertake any restructuring of the Company's assets, liabilities and businesses in order that Liberty would be permitted to exercise its ownership rights (including voting rights) with respect to the securities of the Company owned by it (including its pro rata interest in any Company securities held by the Silver Company) (a "Restructuring Transaction").
         In the event that a Restructuring Transaction has not occurred within 365 days following delivery of the notice described in the previous sentence (or, if earlier, such time as Liberty reasonably determines, after consultation with Mr. Diller, that Mr. Diller has ceased to use his reasonable efforts to consummate a Restructuring Transaction), and a Change in Law has not otherwise occurred by such date, then, notwithstanding the restrictions in the Stockholders Agreement regarding "Transfers of Silver Securities," Liberty may sell any and all of its Company securities (as well as its interest in the Silver Company), subject only to (x) a right of first refusal by Mr. Diller (or his designee), (y) Liberty's obligation, at Mr. Diller's request, to exchange shares of Class B Stock held by it for shares of Common Stock owned by Mr. Diller and certain of his affiliates (without regard to the limitation in the Stockholders Agreement that would permit Liberty to retain shares of Company stock representing at least 50% of the total voting power of the Company), and (z) Liberty's further obligation to convert shares of Class B Stock into Common Stock prior to such a sale (other than to Mr. Diller and certain of his affiliates). A third party who acquires Company securities or Silver Company securities from Liberty pursuant to the previous sentence will acquire such securities free and clear of any rights or obligations under the Stockholders Agreement,



                               Page 12 of 16 pages







         other than certain registration rights with respect to Company securities that are provided for in the Stockholders Agreement.

                   The First Amendment also sets forth certain agreements between Liberty and Mr. Diller relating to the Company's management structure in the event that a Change in Law occurs.

                   The First Amendment also contains certain amendments clarifying the Fundamental Matters.

                   In the First Amendment, Mr. Diller agrees to use his reasonable best efforts, if requested by Liberty, to cause one designee of Liberty to serve on the HSN Board of Directors following the Liberty/Silver Merger.

                   Pursuant to the Liberty HSN Merger Agreement, Liberty HSN will be merged with and into the Silver Company. In the Liberty/Silver Merger, the TCI HSN Shares will be exchanged for additional shares of Silver Company non-voting common stock. Consummation of the merger is conditioned upon satisfaction of regulatory requirements, as well as other conditions set forth in the Liberty HSN Merger Agreement. In the Liberty HSN Merger Agreement, the Silver Company has agreed not to amend or otherwise alter or waive any of its rights or obligations under the Exchange Agreement in any material respect, without the prior written consent of Liberty HSN's parent.

                   Pursuant to the Exchange Agreement, the Silver Company will exchange the TCI HSN Shares received in the Liberty/Silver Merger for 4,855,436 shares of Common Stock and 6,082,000 shares of Class B Stock. Consummation of the Exchange is conditioned upon Company stockholder approval of matters related to the Exchange (including approval of amendments to the Company Charter to authorize the Company stock required to consummate the Exchange) and satisfaction of regulatory requirements, as well as other conditions set forth in the Exchange Agreement. The Silver Company has agreed not to amend or otherwise alter or waive any of its rights or obligations under the Liberty HSN Merger Agreement in any material respect, without the prior written consent of the Company.

                   In connection with the Exchange and the Savoy Merger, the Company has granted Mr. Diller the Additional Options. The Additional Options are subject to stockholder approval, as well as to downward adjustment in the event that either the Exchange or the Savoy Merger is not consummated. In the event that neither transaction is consummated, the Additional Options will be cancelled. The Additional Options vest in four equal annual


                               Page 13 of 16 pages







         installments commencing on the first anniversary of the date of grant, and the Additional Options are exercisable until the tenth anniversary (subject to earlier termination in the circumstances described below). The Additional Options have been granted in tandem with the grant of an equivalent number of comparable stock appreciation rights vesting according to the same schedule as the Additional Options, which SARs shall become exercisable only in the event of the occurrence of a Change in Control of the Company (as defined in the Company's 1995 Stock Incentive Plan) (the "Conditional SARs"). All unvested Additional Options (as well as the Conditional SARs) become vested and exercisable upon the occurrence of a Change in Control of the Company. The number and type of shares subject to the Additional Options (as well as the Conditional
         SARs) and/or the applicable exercise price are subject to appropriate adjustment in the event of a stock split, stock dividend, reclassification or similar event occurring after the date of issuance. The Additional Options (as well as the Conditional SARs) are nontransferable and may not be sold, assigned, transferred or pledged without the consent of the Board of Directors of the Company. The Additional Options (as well as the Conditional SARs) will terminate immediately upon termination of Mr. Diller's employment by the Company for Cause or 90 days following a termination of employment by Mr. Diller without Good Reason (each as defined in the 1995 Stock Incentive Plan). Mr. Diller will be entitled to customary rights for the registration under the Securities Act of 1933 for the Common Stock issued upon exercise of the Additional Options.

                   The foregoing summary descriptions of each of the First Amendment, the Savoy Merger Agreement, the Liberty HSN Merger Agreement and the Exchange Agreement are qualified in their entirety by reference to such agreements, which are filed as Exhibits hereto and are incorporated herein by reference.

                   Reference is also made to the Silver Savoy Voting Agreement and the two letter agreements regarding cooperation in connection with certain regulatory matters between Mr. Diller and Liberty, each of which is filed as an Exhibit hereto and incorporated herein by reference.

         Item 7.   Material to be Filed as Exhibits

              1. Written Agreement between TCI and Mr. Diller regarding Joint Filing of Schedule 13D.*

         _______________
         *    Previously filed.

                               Page 14 of 16 pages







              2.   Definitive Term Sheet regarding Stockholders
                   Agreement, dated as of August 24, 1995, by and between Liberty Media Corporation and Mr. Diller.*

              3. Definitive Term Sheet regarding Equity Compensation Agreement, dated as of August 24, 1995, by and between the Company and Mr. Diller.*

              4. Press Release issued by the Company and Mr. Diller, dated August 25, 1995.*

              5. Letter Agreement, dated November 13, 1995, by and between Liberty Media Corporation and Mr. Diller.

              6. Letter Agreement, dated November 16, 1995, by and between Liberty Media Corporation and Mr. Diller.

              7. First Amendment to Stockholders Agreement, dated as of November 27, 1995, by and between Liberty Media Corporation and Mr. Diller.

              8. Agreement and Plan of Merger, dated as of November 27, 1995, by and among Silver Management Company, Liberty Program Investments, Inc. and Liberty HSN, Inc.

              9. Exchange Agreement, dated as of November 27, 1995, by and between Silver Management Company and Silver King Communications, Inc.

              10. Agreement and Plan of Merger, dated as of November 27, 1995, by and among Silver King Communications, Inc., Thames Acquisition Corp. and Savoy Pictures Entertainment, Inc.

              11. Voting Agreement, dated as of November 27, 1995, by and among Certain Stockholders of the Company and Savoy Pictures Entertainment, Inc.









                               Page 15 of 16 pages







                                    SIGNATURE



              After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information in this statement is true, complete and correct.

         Dated:  November 30, 1995


                                       TELE-COMMUNICATIONS, INC.



                                       By:  /s/ Stephen M. Brett
                                            Name:  Stephen M. Brett
                                            Title:  Executive Vice
                                                    President and
                                                    General Counsel





                                       /s/ Barry Diller
                                       Barry Diller






















                                    Page 16 of 16 pages